UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

          Date of Report: (Date of Earliest Event Reported):
                                 March 20, 1999

                 COMMON GOAL HEALTH CARE PARTICIPATING
                                MORTGAGE FUND LP
             (Exact name of registrant as specified in its charter)

        Delaware                  0-17600               52-1475268
    (State or other          (Commission File         (IRS Employer
    jurisdiction of               Number)          Identification No.)
     incorporation)

            215 Main Street, Penn Yan, NY              14527
           (Address of principal executive offices) (Zip Code)

  Registrant's telephone number, including area code: (315) 536-5985

Item 4. Changes in Registrant's Certifying Accountant

On March 20, 1999, the Registrant engaged the accounting firm of Ehrhardt Keefe Steiner & Hottman PC ("EKS&H") as its principal independent accountants to audit the Registrant's financial statements for its fiscal years ending December 31, 1998. The appointment of new independent accountants was approved by the Audit Committee and Board of Directors of the Registrant. The Company dismissed its former independent accountants, KPMG LLP effective with the appointment of EKS&H.

Prior to the appointment of EKS&H, management of the Registrant had not consulted with EKS&H.

During the fiscal years ended December 31, 1997 and 1996, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure which would have caused the former accountants to make reference in their report to such disagreements if not resolved to their satisfaction.

KPMG LLP's reports on the financial statements for the years ended December 31, 1997 and 1996 have contained no adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles.

The Registrant has provided KPMG LLP with a copy of this disclosure and requested that KPMG LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The Registrant will file an amended 8-K with the aforementioned letter upon receipt from KPMG LLP.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          Common Goal  Health  Care  Pension and Income
                          Fund LP II
                          By:  Common Goal Capital Group, Inc.,
                               General Partner



Date: March 24, 1999      By:  /s/ Albert E. Jenkins III
                               Albert E. Jenkins III, Chairman and
                               Chief Executive Officer